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                                                               Exhibit 10.27




                                                     June 28, 2000


Mr. John F. McPeak
395 Kings Highway
Mickleton, NJ  08056

Dear John:

         Supplementing the terms of your Employment Agreement with Sybron Chemicals Inc. (the "Company"), this will confirm that, in the event there shall be a Change in Control (as hereinafter defined) and, within six months of such change in control your employment with the Company terminates Without Cause (as hereinafter defined), you shall be entitled, in lieu of any other severance pay, to a lump sum payment, payable within 30 days of the date your employment terminates, equal to the sum of the following:

         (i) any severance amounts you would be entitled to receive under the Company's Severance Policy in effect immediately prior to the Change in Control date (the "Severance Policy"); and

         (ii) four (4) times your monthly base salary in effect on the Change in Control date.

         Provided, however, that in no event shall the severance payable to you hereunder be less than twelve (12) times your monthly base salary in effect on the Change in Control date.

         Termination of your employment with the Company Without Cause shall mean termination under circumstances such that you would be entitled to receive severance payments under the Severance Policy.

         A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (a) the sale or disposal of substantially all of the assets of the Company, or (b) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than the Company or Citigroup or any of their subsidiaries, any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or any other person or group in which the present management of the Company shall have an aggregate equity interest, on a fully diluted basis, of no less than 15%, shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of (i) the Company's Common Stock, or (ii) the Common Stock of the Company resulting from the merger or consolidation of the Company with or into any other entity.

         If the above correctly reflects our understanding, please so indicate by signing in the space provided below for such purpose.

                                          Sincerely,



                                          Richard M. Klein
                                          President and Chief Executive Officer

AGREED:

/s/ John F. McPeak
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John F. McPeak
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